UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 15, 2016

Boyd Gaming Corporation

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-12882	88-0242733
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3883 Howard Hughes Parkway, Ninth Floor

Las Vegas, Nevada 89169

(Address of Principal Executive Offices, Including Zip Code)

(702) 792-7200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 15, 2016, Boyd Gaming Corporation (the “Company”) entered into an Amendment No. 1 and Joinder Agreement (the “Amendment”) among the Company, certain financial institutions, Bank of America, N.A., as administrative agent and letter of credit issuer, and Wells Fargo Bank, National Association, as swing line lender. The Amendment modifies that Third Amended and Restated Credit Agreement (the “Existing Credit Agreement”), dated August 14, 2013, among the Company, certain financial institutions, Bank of America, N.A., as administrative agent and letter of credit issuer, and Wells Fargo Bank, National Association, as swing line lender. The Existing Credit Agreement as modified by the Amendment is hereinafter referred to as the Amended Credit Agreement.

The Amended Credit Agreement provides for (i) increased commitments under the existing senior secured revolving credit facility (the “Revolving Credit Facility”) to an amount equal to $775.0 million, (ii) commitments under the existing senior secured term A loan (the “Term A Loan”) in an amount equal to $225.0 million, and (iii) a new $1.0 billion senior secured term B-2 loan (the “Term B-2 Loan”). The maturity dates of the Revolving Credit Facility and the Term A Loan have been extended to September 15, 2021 (or earlier upon the occurrence or non-occurrence of certain events); the Term B-2 Loan matures on September 15, 2023 (or earlier upon the occurrence or non-occurrence of certain events); the maturity date of the existing senior secured term B-1 loan (the “Term B-1 Loan”), under which $326,250,000 in aggregate principal is outstanding, remains August 14, 2020. The increase to the Term A Loan and the new Term B-2 Loan were fully funded on the effective date of the Amendment. Proceeds from the Amended Credit Agreement were used to refinance all outstanding obligations under the Existing Credit Agreement and to fund transaction costs in connection with the Amended Credit Agreement and may be used for working capital and other general corporate purposes.

The Amended Credit Agreement includes an accordion feature which permits an increase in the Revolving Credit Facility and the issuance and increase of senior secured term loans in an amount up to (i) $550.0 million, plus (ii) certain voluntary permanent reductions of the Revolving Credit Facility and certain voluntary prepayments of the senior secured term loans, plus (iii) certain reductions in the outstanding principal amounts under the term loans or the Revolving Credit Facility, plus (iv) any additional amount if, after giving effect thereto, the First Lien Leverage Ratio (as defined in the Amended Credit Agreement) would not exceed 4.25 to 1.00 on a pro forma basis, less (v) any Incremental Equivalent Debt (as defined in the Amended Credit Agreement), in each case, subject to the satisfaction of certain conditions.

Pursuant to the terms of the Amended Credit Agreement (i) the loans under the Term A Loan will amortize in an annual amount equal to 5.00% of the original principal amount thereof, commencing December 31, 2016, payable on a quarterly basis, (ii) the loans under the Term B-2 Loan will amortize in an annual amount equal to 1.00% of the original principal amount thereof, commencing December 31, 2016, payable on a quarterly basis, and (iii) beginning with the fiscal year ending December 31, 2016, the Company is required to use a portion of its annual Excess Cash Flow, as defined in the Amended Credit Agreement, to prepay loans outstanding under the Amended Credit Agreement.

The interest rate on the outstanding balance from time to time of the Revolving Credit Facility and the Term A Loan is based upon, at the Company’s option, either: (i) the Eurodollar rate or (ii) the base rate, in each case, plus an applicable margin. Such applicable margin is a percentage per annum determined in accordance with a specified pricing grid based on the total leverage ratio and ranges from 1.75% to 2.75% (if using the Eurodollar rate) and from 0.75% to 1.75% (if using the base rate). A fee of a percentage per annum (which ranges from 0.25% to 0.50% determined in accordance with a specified pricing grid based on the total leverage ratio) will be payable on the unused portions of the Revolving Credit Facility.

The interest rate on the outstanding balance from time to time of the Term B-1 Loan is based upon, at the Company’s option, either: (i) the Eurodollar rate (subject to a 1.00% minimum) plus 3.00%, or (ii) the base rate plus 2.00%. The interest rate on the outstanding balance from time to time of the Term B-2 Loan is based upon, at the Company’s option, either: (i) the Eurodollar rate (subject to a 0.00% minimum) plus 3.00%, or (ii) the base rate plus 2.00%.

The “base rate” under the Amended Credit Agreement remains the highest of (x) Bank of America’s publicly-announced prime rate, (y) the federal funds rate plus 0.50%, or (z) the Eurodollar rate for a one month period plus 1.00%.

Amounts outstanding under the Amended Credit Agreement may be prepaid without premium or penalty, and the unutilized portion of the commitments may be terminated without penalty, subject to certain exceptions, including a 1.00% prepayment premium for any prepayment of the Term B-2 Loan prior to March 15, 2017 that is accompanied by a repricing of the Term B-2 Loan.

The Amended Credit Agreement contains certain financial and other covenants, including, without limitation, various covenants (i) requiring the maintenance of a minimum consolidated interest coverage ratio, (ii) establishing a maximum permitted consolidated total leverage ratio, (iii) establishing a maximum permitted secured leverage ratio, (iv) imposing limitations on the incurrence of indebtedness, (v) imposing limitations on transfers, sales and other dispositions and (vi) imposing restrictions on investments, dividends and certain other payments. Subject to certain exceptions, the Company may be required to repay the amounts outstanding under the Amended Credit Agreement in connection with certain asset sales and issuances of certain additional secured indebtedness.

The Company’s obligations under the Amended Credit Agreement, subject to certain exceptions, are guaranteed by certain of the Company’s subsidiaries and are secured by the capital stock of certain subsidiaries. In addition, subject to certain exceptions, the Company and each of the guarantors will grant the administrative agent first priority liens and security interests on substantially all of their real and personal property (other than gaming licenses and subject to certain other exceptions) as additional security for the performance of the secured obligations under the Amended Credit Agreement.

The description of the Amended Credit Agreement and the Amendment set forth above does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 hereto is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Amendment No. 1 and Joinder Agreement, dated as of September 15, 2016, among the Company, certain financial institutions, Bank of America, N.A., as administrative agent and letter of credit issuer, and Wells Fargo Bank, National Association, as swing line lender.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 2016	BOYD GAMING CORPORATION

/s/ Anthony D. McDuffie
Anthony D. McDuffie
Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 1 and Joinder Agreement, dated as of September 15, 2016, among the Company, certain financial institutions, Bank of America, N.A., as administrative agent and letter of credit issuer, and Wells Fargo Bank, National Association, as swing line lender.